CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-197741, 333-178064, 333-214596 and 333-226784) of ParkerVision, Inc. of our report dated April 14, 2020 relating to the financial statements, which appears in this Form 10‑K.

/s/ MSL P.A.
Fort Lauderdale, Florida
April 14, 2020